Exhibit 99.1

Press Release	Source: Blue Holdings, Inc.

Blue Holdings Announces the Election of Keith B. Hall to its Board of Directors

Thursday May 8, 7:00 am ET

COMMERCE, Calif.--(BUSINESS WIRE)--Blue Holdings, Inc. (NASDAQ:BLUE - News), a designer, manufacturer and distributor of high-end fashion jeans today announced the election of Keith B. Hall to its Board of Directors, effective May 5, 2008.

Mr. Hall brings to Blue Holdings, Inc. 30 years of experience in financial analysis, accounting, investor relations, strategic planning, process redesign and international operations. He retired last year as the Senior Vice President and Chief Financial Officer of LendingTree, Inc., a division of InterActive Corp. (IACI). During his eight years at LendingTree, Mr. Hall helped lead the company to profitability and raised $150 million in capital, including overseeing the company’s initial public offering in 2000. Prior to LendingTree, Mr. Hall held chief financial officer positions with three public companies (Broadway & Seymour, Inc., Loctite Corporation, and Legent Corporation) that were acquired. He also was employed for over twelve years in various financial positions of increasing responsibility at United Technologies Corporation (UTX), including chief financial officer of Carrier Corporation’s North American Operations.

Mr. Hall serves as a member of the Board and is on the Audit Committee for MTM Technologies, Inc., a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies. Mr. Hall also served as a member of the Board and Chairman of the Audit Committee for Electronic Clearing House, Inc., a leading provider of electronic payment and transaction processing services, until its acquisition earlier this year by Intuit, Inc. (INTU). Mr. Hall is currently a Director and Chairman of the Audit Committee of NewRiver, Inc., a private Internet company serving the mutual fund industry. Mr. Hall is on the Board of Trustees of Coe College in Cedar Rapids, Iowa. He holds an MBA from Harvard Business School and a Bachelor of Arts degree from Coe College.

“I am very pleased with Keith's election to the board,” said Glenn Palmer, President and Chief Executive Officer. “His breadth of experience in finance, accounting and strategic planning will be a resource to the new CFO and the Company. He will also immerse himself into working with the new CFO to accomplish implementing our new financial systems and controls.”

On May 5, 2008, Harry Haralambus resigned from the Company’s Board of Directors.

About Blue Holdings, Inc.

Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and “Faith Connexion” brands both in the United States and internationally. Blue Holdings currently sells men's, women's and children’s styles. Antik Denim, Yanuk, Taverniti So and Faith Connexion jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Examples of forward looking statements included in this release include statements regarding the implementation of new financial systems and controls. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Blue Holdings’ products, the introduction of new products, Blue Holdings’ ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Blue Holdings’ liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Blue Holdings’ filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Blue Holdings, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Integrated Corporate Relations
310-954-1100
Andrew Greenebaum or Patricia Dolmatsky, 310-954-1100
agreenebaum@icrinc.com
pdolmatsky@icrinc.com